NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0103 Dated December 19, 1995  Rule 424(b)(2)

(To Prospectus dated February 24, 1995 and           File number:  33-57533
Prospectus Supplement dated February 28, 1995)

Senior Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue


Principal Amount:                                    $  50,000,000.00
Issue Price:                           100.00000%    $  50,000,000.00
Commission or Discount:                  0.03607%    $      18,035.00
Proceeds to Company:                    99.96393%    $  49,981,965.00

Agent:                            CS First Boston Corporation, as Agent

Original Issue Date:              December 26, 1995

Stated Maturity Date:             December 15, 1997

Cusip #:                          63858R-CV-1
Form:                             Book entry only


Interest Rate:                    Floating


Base rate:                        LIBOR Telerate Page 3750

Index maturity:                   90 days
Spread:                           + 8.0 bps

Initial Interest Rate:            5.75969%

Interest Reset Period:            Quarterly, commencing March 26, 1996

Interest Reset Dates:             26th of March, June, September and
                                  December

Interest Determination Date:      2nd London Banking Day preceeding
                                  Interest Reset Date

Interest Payment Dates:           26th of March, June, September and
                                  December

May the Notes be redeemed by the company prior to maturity?       No

May the notes be repaid prior to maturity at the option
of the holder?                                                    No

Discount Note?                                                    No